Exhibit 99.1

PolarityTE Reports Third Quarter 2020 Results

SALT LAKE CITY, November 9, 2020 – PolarityTE, Inc. (Nasdaq: PTE), a biotechnology company developing regenerative tissue products and biomaterials, today reported financial results for the third calendar quarter of 2020. PolarityTE will host a conference call and webcast today, November 9, 2020 at 8:00 a.m. ET.

Highlights

●	Total revenues were $3.34 million in Q3:20 compared to $1.40 million in Q3:19

●	SkinTE revenues were $1.16 million in Q3:20 compared to $0.84 million in Q3:19

●	Contract services revenues were $2.18 million in Q3:20 and includes $1.75 million from COVID-19 testing

Financial Results for the Three Months Ended September 30, 2020

Total revenue for the three months ended September 30, 2020 was $3.34 million, of which $1.16 million was from sales of SkinTE and $2.18 million from PolarityTE’s contract service operations, which includes $1.75 million from COVID-19 testing services that the Company started providing at the end of May 2020.

Research and development expenses for the three months ended September 30, 2020 were approximately $2.70 million versus $2.96 million for the three months ended September 30, 2019. Research and development expenses for the three months ended September 30, 2020 included an expense of $0.39 million from stock-based compensation, which is a non-cash charge.

General and administrative expenses for the three months ended September 30, 2020 were $6.26 million versus $16.04 million for the three months ended September 30, 2019. General and administrative expenses for the three months ended September 30, 2020 included stock-based compensation expense of $1.65 million, which is a $3.17 million reduction in stock compensation expense compared to the three months ended September 30, 2019, due to restricted stock and option forfeitures related to the reductions in force taken during 2020. Other Q3 2020 general and administrative reductions from Q3 2019 include a $2.89 million decrease in severance expense, a $1.68 million reduction in legal, accounting, and consulting fees, and a $2.41 million reduction in compensation-related expenses.

Sales and marketing expenses for the three months ended September 30, 2020 were $1.61 million versus $4.99 million for the three months ended September 30, 2019. Sales and marketing expenses for the three months ended September 30, 2020 included a reduction in compensation and benefits costs of $0.81 million and reduction of marketing and consultant spending of $1.45 million compared to the three months ended September 30, 2019.

Net loss for the three months ended September 30, 2020 was $7.08 million compared with a net loss of $22.98 million for the three months ended September 30, 2019.

Cash and Liquidity as of September 30, 2020

As of September 30, 2020, our cash, cash equivalents and short-term investments balance was approximately $23.19 million, compared to cash and cash equivalents and short-term investments of $29.24 million at December 31, 2019.

Cash used in operating activities for the three-month period ended September 30, 2020 was approximately $6.76 million, or approximately $2.25 million per month on average, 43% lower than the $3.95 million monthly average in the three months ended September 30, 2019 and 42% lower than the $3.85 million monthly average in the three months ended June 30, 2020.

Conference Call and Webcast Details

The conference call can be accessed by calling 1-888-599-8688 (U.S. and Canada) or +44 (0)330 336 9104 (International), with confirmation code 496517 and referencing “PolarityTE Third Quarter 2020 Earnings Call.” A webcast of the conference call can be accessed by using the link below.

Earnings Call Webcast – CLICK HERE

A replay of the earnings conference call will be available for 30 days, beginning approximately one hour after the conclusion of the call and can be found by visiting PolarityTE’s website at https://www.polarityte.com/news-media/events or by clicking on the link above.

About PolarityTE®

PolarityTE is focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, PolarityTE manufactures products from the patient’s own tissue and uses the patient’s own body to support the regenerative process. From a small piece of healthy autologous tissue, the company creates an easily deployable, dynamic and self-propagating product designed to regenerate the target tissues. PolarityTE’s innovative methods are intended to promote and accelerate growth of the patient’s tissues to undergo a form of effective regenerative healing. Learn more at www.PolarityTE.com – Welcome to the Shift®.

Forward Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “intend,” “plan,” “will,” “would,” “should” and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to the impact of the COVID-19 pandemic and FDA regulatory matters, which cannot be predicted, and the risk factors and other items described in more detail in the “Risk Factors” section of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law. Our actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov).

POLARITYTE, the POLARITYTE logo, SKINTE, WHERE SELF REGENERATES SELF and WELCOME TO THE SHIFT are trademarks or registered trademarks of PolarityTE, Inc.

CONTACTS

Investors:

Rich Haerle

VP, Investor Relations

PolarityTE, Inc.

ir@PolarityTE.com

(385) 315-0697

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$23,186	$10,218
Short-term investments	–	19,022
Accounts receivable, net	3,379	1,731
Inventory	907	252
Prepaid expenses and other current assets	1,596	1,264
Total current assets	29,068	32,487
Property and equipment, net	11,970	14,911
Operating lease right-of-use assets	3,110	4,590
Intangible assets, net	589	731
Goodwill	278	278
Other assets	472	602
TOTAL ASSETS	$45,487	$53,599

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,818	$7,095
Other current liabilities	2,311	2,338
Current portion of long-term notes payable	1,887	528
Deferred revenue	25	98
Total current liabilities	9,041	10,059
Common stock warrant liability	7,233	–
Operating lease liabilities	1,817	2,994
Other long-term liabilities	872	1,630
Long-term notes payable	1,964	–
Total liabilities	20,927	14,683

Commitments and Contingencies (Note 14)

STOCKHOLDERS’ EQUITY
Preferred stock - 25,000,000 shares authorized, 0 shares issued and outstanding at September 30, 2020 and December 31, 2019	–	–
Common stock – $.001 par value; 250,000,000 shares authorized; 38,912,005 and 27,374,653 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	39	27
Additional paid-in capital	492,676	474,174
Accumulated other comprehensive income	–	72
Accumulated deficit	(468,155)	(435,357)
Total stockholders’ equity	24,560	38,916
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$45,487	$53,599

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net revenues
Products	$1,156	$839	$2,528	$1,640
Services	2,181	556	4,008	2,546
Total net revenues	3,337	1,395	6,536	4,186
Cost of sales
Products	210	315	825	930
Services	1,142	330	1,925	1,087
Total cost of sales	1,352	645	2,750	2,017
Gross profit	1,985	750	3,786	2,169
Operating costs and expenses
Research and development	2,698	2,956	9,235	13,072
General and administrative	6,264	16,044	22,080	48,299
Sales and marketing	1,606	4,988	7,324	12,922
Restructuring and other charges	–	–	2,536	–
Total operating costs and expenses	10,568	23,988	41,175	74,293
Operating loss	(8,583)	(23,238)	(37,389)	(72,124)
Other income (expenses)
Change in fair value of common stock warrant liability	1,503	–	4,444	–
Interest (expense) income, net	(58)	27	(135)	126
Other income, net	57	228	282	650
Net loss	$(7,081)	$(22,983)	$(32,798)	$(71,348)
Net loss per share, basic and diluted	$(0.18)	$(0.87)	$(0.89)	$(2.94)
Weighted average shares outstanding, basic and diluted	38,761,141	26,405,307	36,743,864	24,273,774

POLARITYTE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(32,798)	$(71,348)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation expense	5,963	23,932
Depreciation and amortization	2,337	2,243
Amortization of intangible assets	142	146
Amortization of debt discount	17	40
Change in fair value of common stock warrant liability	(4,444)	–
Change in fair value of contingent consideration	–	(48)
Loss on abandonment and disposal of property and equipment	1,566	265
Other non-cash adjustments	(21)	3
Changes in operating assets and liabilities:
Accounts receivable	(1,648)	(881)
Inventory	(655)	(10)
Prepaid expenses and other current assets	(332)	126
Operating lease right-of-use assets	1,348	1,214
Other assets	130	25
Accounts payable and accrued expenses	(2,349)	4,095
Other current liabilities	–	155
Deferred revenue	(73)	(36)
Operating lease liabilities	(1,353)	(1,142)
Other long-term liabilities	–	571
Net cash used in operating activities	(32,170)	(40,650)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,225)	(2,386)
Purchase of available-for-sale securities	(14,144)	(29,002)
Proceeds from maturities of available-for-sale securities	16,945	14,636
Proceeds from sale of available-for-sale securities	16,171	1,877
Net cash provided by (used in) investing activities	17,747	(14,875)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from the sale of common stock and warrants	24,276	27,948
Proceeds from stock options exercised	31	529
Proceeds from ESPP purchase	40	35
Cash paid for tax withholdings related to net share settlement	(114)	(679)
Payment of contingent consideration liability	–	(109)
Principal payments on financing leases	(376)	(336)
Proceeds from term note payable and financing arrangements	4,630	–
Principal payments on term note payable and financing arrangements	(1,096)	(263)
Net cash provided by financing activities	27,391	27,125
Net increase (decrease) in cash and cash equivalents	12,968	(28,400)
Cash and cash equivalents - beginning of period	10,218	55,673
Cash and cash equivalents - end of period	$23,186	$27,273
Non-cash investing and financing activities:
Unpaid liability for acquisition of property and equipment	$10	$249
Reclassification of stock-based compensation expense that was previously classified as a liability to paid-in capital	$–	$38
Unpaid tax liability related to net share settlement	$5	$–
Allocation of proceeds from sale of common stock and warrants to warrant liability	$11,677	$–
Property and equipment acquired through finance lease	$–	$2,341
Property and equipment acquired through financing arrangement	$–	$58